UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on November 28, 2017, InspireMD, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series D Purchase Agreement”) with an institutional accredited investor (the “Series D Investor”) pursuant to which the Company issued and sold 750 shares of its Series D Convertible Preferred Stock (the “Series D Preferred Stock”), which was amended on February 21, 2018. Pursuant to the Series D Purchase Agreement and the certificate of designation for the Series D Preferred Stock, the purchasers of Series D Preferred Stock have the option, subject to certain limitations, to exchange their Series D Preferred Stock into the securities issued in a subsequent offering (the “Series D Exchange Right”).

On February 26, 2018, the Company and the Series D Investor entered into a waiver agreement (the “Waiver Agreement”) which provides that (i) the Series D Exchange Right would not be applicable to a subsequent financing consisting solely of shares of common stock or units consisting of common stock and common stock purchase warrants publicly registered on Form S-3 for gross proceeds to the Company of up to $7,000,000, to be consummated by not later than March 9, 2018 (the “Offering”), such that no share of Series D Preferred Stock will be exchanged for securities being offered in the Offering, (ii) the Company shall reduce the conversion price of the Series D Preferred Stock to the lowest effective price per share at which shares of the Company’s common stock (or exercise price, if lower, of any warrants sold in the Offering), (iii) instead of using 15% of the proceeds from the Offering to redeem shares of Series C Preferred Stock held by the Series D Investor, the Company shall use 15% of the proceeds from the Offering to redeem a portion of the outstanding shares of Series D Preferred Stock held by the Series D Investor at a per share purchase price equal to the stated value of the Series D Preferred Stock, (iv) in the event that the Company issues any warrants in the Offering as part of a unit consisting of common stock and such subsequent financing warrants, then each Series D Purchaser shall receive, solely with respect to its Series D Preferred Stock outstanding immediately prior to the redemption required pursuant to (iii), the same number of subsequent financing warrants as participants in the Offering as if such Series D Purchaser’s original subscription amount for the Series D Preferred Stock was its subscription amount in the Offering, and (v) the Company shall file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in order to register the resale of the shares of common stock issuable upon the conversion of the Series D Preferred Stock and any shares issuable upon exercise of the subsequent financing warrants, if any, issued to the Series D Investor, as soon as practicable following the closing of the Offering, but in no event later than seven days following such closing and to cause such registration statement to become effective as soon as practical after its filing.

The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities issued or issuable to the investor pursuant to the Waiver Agreement were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On February 26, 2018, the Company issued a press release announcing a proposed public offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Waiver Agreement, dated February 26, 2018
99.1	Press release dated February 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: February 26, 2018	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer